Exhibit 3.57

MINNESOTA SECRETARY OF STATE

[SEAL]	ARTICLES OF ORGANIZATION FOR
A LIMITED LIABILITY COMPANY

MINNESOTA STATUTES CHAPTER 322B

PLEASE TYPE OR PRINT IN BLACK INK.

Before Completing this Form Please Read the Instructions on the Back.		FILING FEE $135.00

1. Name of Company: REM Community Payroll Services, LLC

2. Registered Office Address: (P.O. Box is Unacceptable)

405 Second Avenue South	Minneapolis	MN	55401
Complete Street Address or Rural Route and Rural Route Box Number	City	State	ZIP Code

3. Name of Registered Agent (optional): C T Corporation System Inc.

4. Business Mailing Address: (if different from registered office address)

6921 York Avenue South	Edina	MN	55435
Address	City	State	ZIP Code

5. Desired Duration of LLC: (in years)	, (lf you do not complete this item, a perpetual duration is assumed by law.)

6. Does this LLC own, lease or have any interest in agricultural land or land capable of being farmed?
(Check One) Yes ☐ No ☐

7. Name and Address of Organizer(s):

Name (print)	Complete Address				Original Signature (required)
Street
		City	State	Zip

Eleanor Coleman	c/o Goulston & Storrs
	400 Atlantic Avenue, Boston, MA 02110				/s/ Eleanor Coleman

8. Name and Telephone Number of Contact Person for this LLC:		STATE OF MINNESOTA
DEPARTMENT OF STATE FILED
Name	Eleanor Coleman

Phone	(617) 574-4115	FEB 11 2005

/s/ Mary Kiffmeyer
Secretary of state